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                                                                   EXHIBIT 10.17

                 CHICAGO BRIDGE & IRON COMPANY N.V. ("COMPANY")
          SUPERVISORY BOARD OF DIRECTORS STOCK PURCHASE PLAN ("PLAN")
    (THE PLAN IS ADOPTED IN THE FORM OF THE FOLLOWING QUESTIONS AND ANSWERS)

WHAT IS THE PURPOSE OF THE PLAN?

The Plan provides each Director with an opportunity to purchase Chicago Bridge & Iron N.V. common stock (CB&I stock) in a manner similar to that which applies to employees of the Company.

Each Director may agree with the Company that up to 8% of Directors Fees (in 1% increments) to purchase shares of CB&I stock at 85% the closing price per share of CB&I stock on the New York Stock Exchange on the first trading day following the end of each calendar quarter.

WHO MAY PARTICIPATE IN THE PLAN?

Each non-employee member of the Supervisory Board of Directors ("Board") of Chicago Bridge & Iron Company N.V. ("Director") is automatically eligible to participate in the Plan.

WHEN IS THE PLAN EFFECTIVE?

The Plan is effective July 1, 1998 with respect to Directors Fees earned thereafter.

WHAT IS THE SOURCE OF CB&I STOCK FOR THE PLAN?

All shares of CB&I stock purchased by Directors under the Plan shall be withdrawn from the Company's Treasury Stock account.

WHAT ARE DIRECTORS FEES FOR PURPOSES OF THE PLAN?

All annual retainers for Board membership and Board Committee chairperson and all fees for attendance at Board and Board Committee meetings.

WHEN MUST THE COMPANY AND EACH DIRECTOR AGREE ON WHETHER A PERCENTAGE OF DIRECTORS FEES WILL BE APPLIED TO PURCHASE CB&I STOCK UNDER THIS PLAN?

An Agreement with respect to the form of payment must be made prior to the date the Directors Fees are earned.

WHEN ARE DIRECTORS FEES DEEMED TO BE EARNED?

A portion of the annual Board membership or Board chairperson retainer equal to the total annual retainer amount divided by the annual number of Board of Directors meetings and fees for attendance at Board or Board Committee meetings are deemed earned on the day of the respective Board or Board Committee meeting.

HOW IS AN AGREEMENT EVIDENCED?

By a properly completed, signed and dated Agreement (attached Exhibit A) under the Supervisory Board of Directors Fee Payment Plan submitted to the Company's Human Resources Department prior to the date Directors Fees are earned.

WHEN IS STOCK PURCHASED UNDER THE PLAN DELIVERED TO THE DIRECTOR

Stock purchased under the Plan is delivered per the Agreement, either immediately or as of a specific future date or specific future event (e.g., retirement from the Board).







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WHAT ARE THE INCOME TAX CONSEQUENCES OF THE PLAN?

If the Agreement provides that the CB&I stock purchased is delivered immediately, then the amount of Directors Fees applied toward stock purchase under this Plan are taxable income for the year when such fees are earned, and the amount of 15% discount from market value is taxable income for the year when stock is purchased under the Plan.

If the Agreement provides that the CB&I stock purchased is delivered as of a specific future date or specific future event, the market value of the purchased shares of CB&I stock on that future date is reportable as taxable income at that time.

HOW ARE SHARES OF CB&I STOCK DELIVERED TO THE DIRECTOR?

A certificate for whole shares and a check for the market value of any fractional share is delivered to the Director or, at the Director's election, the shares (including fractional shares) can be electronically transferred to a Director's brokerage account established by the Company.

MAY AN AGREEMENT BE CHANGED AT A LATER DATE?

A new Agreement may be made at any time, but only with respect to the form of payment of Directors Fees to be earned subsequent to the date of the new Agreement.